INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “IP Security Agreement”), dated as of November 24, 2015, is made by and among Viscount Systems, Inc., a Nevada corporation, with a principal place of business at 4585 Tillicum Street, Burnaby, British Columbia V5J 5K9, Canada (the “Company”) all of the subsidiaries of the Company and the guarantors listed on the signature pages hereto (together with the Company, the “Grantors”) in favor of One East Capital Advisors, 225 N.E. Mizner Boulevard, Suite 720, Boca Raton, Florida 33432, a Delaware limited partnership, as collateral agent for the current and future holders (the “Secured Parties”) of the Secured Notes (as defined below).

WHEREAS, the Company has agreed to (i) issue its 14% Senior Secured Convertible Demand Promissory A Notes, (each an “A Note” and collectively, the “A Notes”) to the Secured Parties in exchange (the “Exchange”) for (and as otherwise provided in the A Notes), shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Series A Shares”) held by such Secured Parties, and (ii) sell its Senior Secured Convertible Demand Promissory B Notes (each a “B Note” and collectively, the “B Notes”, and together with the A Notes, the “Secured Notes”);

WHEREAS, in connection with, as partial consideration and as an inducement for the Exchange and the purchase of B Notes, the Company and the other Grantors have agreed to enter into and perform, among other documents and instruments, this Agreement, the Security Agreement and the Subsidiary Guaranty each dated on or about as of the date hereof and defined in the Secured Notes, for the benefit of the Secured Parties; and

WHEREAS, under the terms of the Security Agreement, the Grantors have, among other items, granted to the Collateral Agent, for the benefit of itself and the other Secured Parties, a security interest in, among other property, all intellectual property of the Grantors, and have agreed to execute and deliver this Agreement, for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

WHEREAS, pursuant to the Security Agreement, the Secured Parties appointed the Collateral Agent to act for all Secured Parties (including itself) with respect to, among other items, all security agreements, instruments, collateral and/or related items relating to, among other items, securing each Debtor’s obligations to the Secured Parties under the Transaction Documents (as defined in Section 1(e) hereof) including, but not limited to pursuant to this Agreement.

WHEREAS, the parties hereto are parties to that Security Agreement dated on or about the date hereof.

WHEREAS, defined terms that are not otherwise defined herein shall have the meanings given to them in the Security Agreement.

ARTICLE I

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor, jointly and severely, agrees with the Collateral Agent as follows:

1.                  Grant of Security. Each Grantor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of the right, title and interest of such Grantor in, to and under the following (the “IP Collateral”):

(a)                  the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto (the “Patents”);

(b)                  the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby and all extensions and renewals thereof (the “Trademarks”) , excluding only United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(c)                  all copyright registrations, applications and copyright registrations and applications exclusively licensed to each Grantor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d)                  all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)                  any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)                  any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.                  Recordation. Each Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by the Collateral Agent.

3.                  Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement and the Secured Notes, which are hereby incorporated by reference. The provisions of the Secured Notes shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Collateral Agent with respect to the IP Collateral are as provided by the Note, the Security Agreement and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.                  Representations, Warranties and Agreements. Each Grantor represents, warrants and agrees as follows:

(a)

Existence; Authority. Each Grantor is a corporation duly organized, validly existing and in good standing under the laws of its state and/or place of incorporation, and this IP Security Agreement has been duly and validly authorized by all necessary company and other action on the part of each Grantor.

(b)

Patents. Schedule 1 accurately lists all Patents owned or controlled by Grantors as of the date hereof, or to which any Grantor has a right as of the date hereof to have assigned to it and accurately reflects the existence and status of all applications and letters pertaining to the Patents as of the date hereof. If after the date hereof and prior to the satisfaction of all of the Grantors obligations to the Secured Parties including, but not limited to, payment of all funds owed under the Secured Notes and/or otherwise, any Grantor owns, controls or has a right to have assigned to it any Patents not listed on Schedule 1, or if Schedule 1 ceases to accurately include and reflect the existence and status of Grantor’s applications pertaining to Patents, then the Grantors shall within 10 days provide written notice to the Secured Parties with a replacement Schedule 1, which upon acceptance by the Secured Parties shall become part of this IP Security Agreement.

(c)	Trademarks. Schedule 2 accurately lists all Trademarks owned or controlled by each Grantor as of the date hereof and accurately reflects the existence and status of Trademarks o f t he G r a nt ors and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Schedule 2 d o e s not list common law marks (i.e., trademarks for which there are no applications or registrations) which are not material to any Grantor or any Affiliate’s business(es), either individually and/or as a whole. If after the date hereof , and satisfaction of all of the Grantors obligations to the Secured Parties including, but not limited to, payment of all funds owed under the Secured Notes and/or otherwise, any Grantor owns or controls any Trademarks not listed on Schedule 2 (other than common law marks which are not material to any Grantor’s or any Affiliate’s business(es), or if Schedule 2 ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks prior to the satisfaction of all of the Grantors obligations to the Secured Parties including, but not limited to, payment of all funds owed under the Secured Notes and/or otherwise, then Grantors shall within 10 days provide written notice to the Secured Parties with a replacement Schedule 2, which upon acceptance by the Secured Parties shall become part of this this IP Security Agreement.

(d)

Affiliates. As of the date hereof, no Affiliate owns, controls, or has a right to have assigned to it any items that would, if such item were owned by any Grantor, constitute Patents, Trademarks or Copyrights. If after the date hereof any Affiliate owns, controls, or has a right to have assigned to it any such items, then Grantors shall promptly either: (i) cause such Affiliate to assign all of its rights in such item(s) to Grantors; or (ii) notify the Secured Parties of such item(s) and cause such Affiliate to execute and deliver to the Secured Parties an intellectual property security agreement substantially in the form of this IP Security Agreement.

(e)

Title. Grantors have absolute title to each Patent, each Trademark and each Copyright listed on Schedule 1 2, and 3, respectively, free and clear of all Liens (as defined in the Secured Notes) except those related to the Factoring Agreement (as defined in the Secured Notes). Grantors (i) will have, at the time Grantors acquires any rights in Patents, Trademarks or Copyrights hereafter arising, absolute title to each such Patents, Trademarks and Copyrights free and clear of all Liens, and (ii) will keep all Patents, Trademarks and Copyrights free and clear of all Liens except Permitted Liens (as defined in the Secured Notes).

(f)

No Sale. Except as expressly permitted in the Security Agreement, no Grantor will not assign, transfer, encumber (whether by a Lien or otherwise), or otherwise dispose of a n y o f the Patents, Trademarks or Copyrights, or any interest therein, without the Secured Parties’ prior written consent.

(g)

Defense. Grantors will at their own expense and using all its commercially best efforts, maintain, prosecute, enforce, protect and defend the Patents, Trademarks and Copyrights against all claims or demands of all persons.

(h)

Maintenance. Grantors will at its own expense maintain Patents, Trademarks and Copyright, including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor necessary and/or reasonably requested by the Collateral Agent. Grantors covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent, Trademark or Copyright, nor fail to file any required affidavit or renewal in support thereof.

(i)

The Secured Parties’ Right to Take Action. If any Grantor fails to perform or observe any of its covenants or agreements set forth in this Section 4, and If such failure continues for a period of five (5) calendar days after any Secured Party (or the Collateral Agent) gives any Grantor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if any Grantor notifies the Secured Parties (or the Collateral Agent) that it intends to abandon a Patent, Trademark or Copyright, the Secured Parties (or the Collateral Agent) may require Grantors to take steps to prevent such intended abandonment, and may (but need not) take any and all other actions which the Secured Parties may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment at Grantors sole cost and expense.

(j)

Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Grantors shall pay the Secured Parties (or the Collateral Agent) on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Secured Parties (or the Collateral Agent) in connection with or as a result of the Secured Parties’ (or the Collateral Agent) taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by the Secured Parties at the lower of (i) 22% and (ii) the maximum amount permitted by applicable law.

(k)

Power of Attorney. To facilitate the Secured Parties’ (or the Collateral Agent) taking action under subsection (i) and exercising its rights under Section 6, Grantors hereby irrevocably appoints (which appointment is coupled with an interest) the Collateral Agent, or its delegate, as the attorney-in-fact of Grantors with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Grantors, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Grantors under this Section 4, or, necessary for the Collateral Agent, after an Event of Default, to enforce or use the Patents, Copyrights and/or Trademarks or to grant or issue any exclusive or non- exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents, Copyrights and/or Trademarks to any third party. Grantors hereby ratifies all action that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the receipt by each Secured Party of all amounts owed to them by all Grantors under the Secured Notes and related Transaction Documents in full and in cash.

5.                  Use of the Patents, Trademarks or Copyrights. Grantors shall be permitted to control and manage the Patents, Trademarks or Copyrights, including the right to exclude others from making, using or selling items covered by the Patents, Trademarks and Copyrights and any licenses thereunder, in the same manner and with the same effect as if this this IP Security Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

6.                  Events of Default. Each of the following occurrences shall constitute an event of default under this this IP Security Agreement (herein called “Event of Default”): (a) an Event of Default, as defined in any of the Secured Note, shall occur; or (b) any Grantor shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in any of the Secured Notes, Security Agreement and/or other Transaction Documents shall prove to have been incorrect in any material respect when made.

(a)                  Remedies. Upon the occurrence of an Event of Default and at any time thereafter, the Collateral Agent may, at its option, take any or all of the following actions:

(a)	the Collateral Agent may exercise any or all remedies available under the Secured Notes or the Security Agreement and/or any Transaction Documents.

(b)	the Collateral Agent may institute an action to and/or sell, assign transfer, pledge, encumber or otherwise dispose of the Patents, Trademarks and/or Copyrights.

(c)

the Collateral Agent may enforce the Patents, Trademarks and Copyrights and any licenses thereunder, and if the Collateral Agent shall commence any suit for such enforcement, Grantors shall, at the request of the Secured Parties, do any and all lawful acts and execute any and all proper documents required by the Secured Parties in aid of such enforcement.

7.                  Miscellaneous. This IP Security Agreement can be waived, modified, amended, terminated or discharged, and the IP Collateral can be released, only explicitly in a writing signed by the Collateral Agent. At such time as all funds owed to each holder of Secured Notes has been received in cash by each such holder from the Grantors, the Secured Parties shall release the IP Collateral and execute such documentation provided by the Grantors (at Grantors sale cost and expense) that Grantor deems reasonably necessary to release the IP Collateral, provided no such document could have a material adverse effect on any Secured Party and/or the Collateral Agent and the Grantors provided to each Secured Party and the Collateral Agent a general release. A waiver signed by the Secured Parties shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Parties’ rights or remedies. All rights and remedies of the Secured Parties shall be cumulative and may be exercised singularly or concurrently, at the Secured Parties’ option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Grantors under this this IP Security Agreement shall be given in the manner and with the effect provided in the SecuredNote. The Secured Parties shall not be obligated to preserve any rights Grantors may have against prior parties, to realize on the Patents, Trademarks and Copyrights at all or in any particular manner or order, or to apply any cash proceeds of Patents, Trademarks or Copyrights in any particular order of application. This IP Security Agreement shall be binding upon and inure to the benefit of Grantors and the Secured Parties and their respective participants, successors and assigns and shall take effect when signed by Grantors and delivered to the Secured Parties, and Grantors waive notice of the Secured Parties’ acceptance hereof. The Secured Parties may execute this IP Security Agreement if appropriate for the purpose of filing, but the failure of the Secured Parties to execute this IP Security Agreement shall not affect or impair the validity or effectiveness of this IP Security Agreement. A carbon, photographic or other reproduction of this IP Security Agreement or of any financing statement signed by Grantors shall have the same force and effect as the original for all purposes of a financing statement. This IP Security Agreement shall be governed by the internal law of New York without regard to conflicts of law provisions. If any provision or application of this IP Security Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this IP Security Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this IP Security Agreement shall survive the execution, delivery and performance of this IP Security Agreement and the creation and payment of all amounts owed to each holder of Secured Notes by the Grantors under the Secured Notes and/or the Transaction Documents.

8.                  Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

9.                  Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. No Grantor may assign this Agreement, any IP Collateral and/or obligation hereunder without the express written consent of the Collateral Agent.

10.                  Governing Law. This IP Security Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

VISCOUNT SYSTEMS, INC.,
a Nevada corporation

By:

Name:

Title:

Date:

VISCOUNT COMMUNICATION AND CONTROL SYSTEMS INC.
A British Columbia corporation

By:

Name:

Title:

Date:

AGREED TO AND ACCEPTED:
as Collateral Agent
ONE EAST CAPITAL ADVISORS, L.P.

By:

Name:

Title:

Date:

SCHEDULE 1 – ISSUED PATENTS AND PATENT APPLICATIONS

United States Patent No. 8854177, issued October 7, 2014, in the name of Viscount Security Systems Inc., entitled “System, Method and Database for Managing Permissions to Use Physical Devices and Logical Assets;”

United States Patent No. 8907763, issued December 9, 2014, in the name of Viscount Security Systems Inc., entitled “System, Station and Method for Mustering;”

United States Patent No. 8941465, issued January 27, 2015, in the name of Viscount Security Systems Inc., entitled “System and Method for Secure Entry Using Door Tokens;”

United States Patent No. 8836470, issued September 16, 2014, in the name of Viscount Security Systems, Inc., entitled “System and Method for Interfacing Facility Access with Control;”

United States Patent Application No. 14/014,351, filed August 30, 2013, for “Door Lock, System and Method for Remotely Controlled Access;”

Canadian Patent No. 2870058, issued September 29, 2015, in the name of Viscount Systems Inc., entitled “Device, System, Method and Database for Managing Permissions to Use Physical Devices and Logical Assets;”

Canadian Patent No. 2854613, issued September 29, 2015, in the name of Viscount Systems Inc., entitled “Device, System, Method and Database for Managing Permissions to Use Physical Devices and Logical Assets;”

SCHEDULE 2 – TRADEMARK REGISTRATIONS AND APPLICATIONS

ENTER PHONE – United States Trademark Reg. No. 1623361, issued November 20, 1990, owned by Viscount Communications and Control Systems Corporation;

ENTERPHONE - Canadian Trademark Reg. No. TMA192854, issued July 27, 1973, in the name of Viscount Communication and Control Systems Inc.;

SCHEDULE 3 – COPYRIGHT REGISTRATIONS AND APPLICATIONS

None Registered